SCHEDULE 14A
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                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
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                        OMEGA HEALTHCARE INVESTORS, INC.
                (Name of Registrant as Specified in Its Charter)


      (Name of Person(s) filing Proxy Statement, if other than Registrant)

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
                      PRESS RELEASE - FOR IMMEDIATE RELEASE

                         FOR FURTHER INFORMATION CONTACT
                  F. Scott Kellman, Chief Operating Officer, or
    Susan Allene Kovach, Vice President and General Counsel, at 734/887-0200

                  OMEGA HEALTHCARE ANNOUNCES MANAGEMENT CHANGE

                  ANN ARBOR, MICHIGAN - July 12, 2000--Omega Healthcare Investors, Inc. (NYSE: OHI) today announced that, upon completion of the $100.0 million equity investment by Explorer Holdings, L.P., Essel W. Bailey, Jr., will retire as Chairman, CEO, President and a member of the Company's Board of Directors. Bernard J. Korman, who has been a member of the Omega Board of Directors since 1993, will serve as Chairman and acting Chief Executive Officer while the Company takes appropriate steps to identify and recruit a new chief executive officer. The other executive officers of the Company, F. Scott Kellman, Susan Allene Kovach and Laurence D. Rich will continue in their present roles to provide the Company's day-to-day leadership.

                  "We are all grateful for the leadership and creativity that Essel has provided in guiding Omega through a difficult time and a complex transaction. We are pleased that he will continue to be available to Omega as a consultant," said Korman.

                  "Omega's current financial challenges are the by-product of unprecedented financial difficulties in the long-term care industry. With the expected completion in the next week of Explorer's investment and Omega's new borrowing facility with Fleet Bank, the Company will be well positioned to move forward and take advantage of growth opportunities," said Bailey.

                  Omega also announced that Explorer has reaffirmed its commitment to consummating its investment in Omega, which is expected to be completed following the Special Meeting of Stockholders on Friday, July 14, 2000.

                  The record date for determining stockholders entitled to receive notice of and to vote at the special meeting is the close of business on June 2, 2000. The proxy materials are available on the SEC website at http://www.sec.gov and also may be obtained by contacting the Company's proxy solicitor, Georgeson & Co., at 800/223-2064.

                  Omega is a Real Estate Investment Trust investing in and providing financing to the long-term care industry. At March 31, 2000, it owned or had mortgages on 278 healthcare and assisted living facilities with more than 28,000 beds located in 29 states and operated by 26 independent healthcare operating companies.


This news release contains forward-looking statements that involve risks and uncertainties described from time to time in the SEC reports filed by the Company.

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